    Exhibit 99.1

Macy’s, Inc. Reports Third Quarter 2025 Results

Macy’s, Inc. net sales and Adjusted diluted EPS exceeded guidance, driven by Bold New Chapter momentum
Macy’s, Inc. delivered its strongest comparable sales1 growth in 13 quarters
Macy’s go-forward business achieved its second consecutive quarter of comparable sales growth, fueled by Reimagine 125 stores and digital strength
Bloomingdale’s achieved its fifth consecutive quarter of comparable sales growth

NEW YORK—December 3, 2025— Macy’s, Inc. (NYSE: M) today reported financial results for the third quarter of 2025 and updated its annual guidance.

Third Quarter Highlights
•Macy’s, Inc. achieved net sales of $4.7 billion, exceeding the company’s guidance range.
•Macy’s, Inc. reported comparable sales up 2.5% on an owned basis and up 3.2% on a comparable owned-plus-licensed-plus-marketplace (“O+L+M”) basis, surpassing the company’s guidance range and benefiting from better-than-expected performance across nameplates.
•The company reported GAAP diluted earnings per share (“EPS”) of $0.04; Adjusted diluted EPS was $0.09, above the company’s prior guidance range and driven by better-than-expected net sales, gross margin, and selling, general and administrative expense (“SG&A”).
•Macy’s Reimagine 125 locations achieved comparable sales growth of 2.3% on an owned basis and 2.7% growth on an owned-plus-licensed (“O+L”) basis, continuing to outperform the broader Macy’s nameplate.
•Bloomingdale’s comparable sales were up 8.8% on an owned basis and 9.0% on an O+L+M basis, the highest in 13 quarters.
•Bluemercury reported positive 1.1% comparable sales, achieving another quarter of growth.
•The company returned approximately $99 million to shareholders, consisting of $49 million in quarterly cash dividends and $50 million in share repurchases.

“Our third quarter sales were the strongest in 13 quarters, reflecting the acceleration of our Bold New Chapter strategy and demonstrating that the meaningful enterprise-wide changes we’ve made are resonating with customers,” said Tony Spring, chairman and chief executive officer of Macy’s, Inc. “As we enter the holiday season, we are well-positioned with compelling new merchandise and an omni-channel customer experience that delivers both inspiration and value. With a strategy rooted in hospitality, our teams are focused on driving long-term, profitable growth.”

Third Quarter Results (comparisons are to the third quarter of 2024)
Macy’s, Inc. net sales, inclusive of store closures, decreased 0.6%2 to $4.7 billion, with comparable sales up 2.5% on an owned basis and up 3.2% on an O+L+M basis. Comparable sales reflect positive comparable sales at each of the company’s nameplates.

Macy’s, Inc. go-forward3 business comparable sales were up 2.7% on an owned basis and up 3.4% on an O+L+M basis. By nameplate:

•Macy’s net sales, inclusive of store closures, were down 2.3%3. Comparable sales were up 1.4% on an owned basis and up 2.0% on an O+L+M basis. Macy’s go-forward business comparable sales were up 1.7% on an owned basis and up 2.3% on an O+L+M basis.
◦Reimagine 125 locations comparable sales were up 2.3% on an owned basis and up 2.7% on an O+L basis.
•Bloomingdale’s net sales were up 8.6%. Comparable sales were up 8.8% on an owned basis and up 9.0% on an O+L+M basis.
•Bluemercury net sales were up 3.8%. Comparable sales were up 1.1% on an owned basis.
Other revenue of $200 million increased $39 million, or 24.2%. Within Other revenue:
•Credit card net revenues increased $38 million, or 31.7%, to $158 million, reflecting the health of the portfolio.
•Macy’s Media Network net revenue was flat at $42 million.
Gross margin rate of 39.4% declined 20 basis points. The decline was primarily attributable to a 50 basis point tariff impact, which was better than company expectations reflecting positive response to mitigation actions.
Selling, general and administrative expense of $2.0 billion decreased $40 million, reflecting the net benefit from closed Macy’s locations and continued cost containment efforts, partially offset by ongoing investments in the go-forward business, including Reimagine 125 locations, Bloomingdale’s and digital across nameplates. As a percent of total revenue, SG&A expense decreased 90 basis points to 41.2%.

Asset sale gains were $12 million compared to $66 million. The company remains committed to closing underproductive stores. Its balance sheet strength provides flexibility to take a disciplined approach to transactions to achieve the optimal monetization value.
GAAP net income was $11 million, or 0.2% of total revenue, and Adjusted net income was $26 million, or 0.5% of total revenue. In the third quarter of 2024, net income was $28 million, or 0.6% of total revenue, and Adjusted net income was $11 million, or 0.2% of total revenue.
GAAP and Adjusted diluted EPS were $0.04 and $0.09, respectively. In the third quarter of 2024, GAAP and Adjusted diluted EPS were $0.10 and $0.04, respectively.
Adjusted earnings before interest, taxes, and depreciation and amortization (“EBITDA”) was $285 million, or 5.8% of total revenue, and Core Adjusted EBITDA4 was $273 million, or 5.6% of total revenue. In the third quarter of 2024, Adjusted EBITDA was $273 million, or 5.6% of total revenue, and Core Adjusted EBITDA was $207 million, or 4.2% of total revenue.
Balance Sheet and Liquidity
Merchandise inventories increased 0.7% year-over-year, in-line with expectations, reflecting tariff-related cost increases.

The company ended the third quarter of 2025 with cash and cash equivalents of $447 million and had $2.0 billion of available borrowing capacity under its asset-based credit facility.

As of the end of the third quarter of 2025, total debt was $2.4 billion. The company has no material long-term debt maturities until 2030.

Shareholder Returns

Through its quarterly dividend, the company returned $49 million in cash to shareholders in the third quarter of 2025, and $149 million in the year-to-date period. Additionally, on October 24, 2025, Macy’s, Inc.’s board of directors declared a regular quarterly dividend of 18.24 cents per share on Macy’s, Inc.’s common stock, payable on January 2, 2026 to shareholders of record at the close of business on December 15, 2025.

During the third quarter of 2025, the company repurchased 2.8 million of its shares for $50 million, bringing total year-to-date repurchases to 15.4 million shares for $201 million. The company had approximately $1.2 billion remaining under its $2.0 billion share repurchase authorization as of the end of the third quarter of 2025.

1: Comparable sales, unless otherwise specified, refers to both owned and O+L+M sales, to the extent applicable.
2: Reflects the impact of fiscal 2024 store closures, primarily Macy’s nameplate locations, which contributed approximately $160 million in the third quarter of 2024.
3: Inclusive of go-forward locations and digital, unless otherwise specified. For Macy’s, Inc. this reflects go-forward locations and digital across all three nameplates.
4: Defined as Adjusted EBITDA excluding asset sale gains.

2025 Guidance

The company has revised its annual guidance, including raising net sales and adjusted diluted EPS guidance. Full year guidance continues to assume the consumer is more choiceful in the fourth quarter of 2025. It also assumes that current tariffs remain in place and provides flexibility to respond to changes in consumer demand and the competitive landscape. The company is confident that its strong financial position, diverse brand and category offerings, and range from off-price to luxury provide flexibility to adapt to the evolving environment. The company remains committed to the Bold New Chapter strategy and reinvesting most of the savings from the strategy to support long-term sales growth.

The full outlook for 2025, including fourth quarter of 2025, can be found in the presentation posted to www.macysinc.com/investors. For Macy’s, Inc. the company expects:

	Guidance as of December 3, 2025	Guidance as of September 3, 2025
Net sales*	$21.475 billion to $21.625 billion	$21.15 billion to $21.45 billion
Comparable owned-plus-licensed-plus-marketplace sales change	Flat to up ~0.5% versus 2024	Down ~1.5% to down ~0.5% versus 2024
Go-forward business comparable owned-plus-licensed-plus-marketplace sales change	Flat to up ~1.0% versus 2024	Down ~1.5% to ~flat versus 2024
Adjusted EBITDA as a percent of total revenue	7.8% to 8.0%	7.4% to 7.9%
Core Adjusted EBITDA as a percent of total revenue	7.5% to 7.8%	7.0% to 7.5%
Adjusted diluted earnings per share**	$2.00 to $2.20	$1.70 to $2.05
*: Reflects the impact of fiscal 2024 store closures, primarily Macy’s nameplate locations, which contributed approximately $700 million of annual net sales.
**: Expected FY asset sale gains of $60 million to $65 million compares to previous guidance of $90 million, and impact adjusted diluted EPS by approximately $0.07 to $0.08 relative to prior expectations; The impact of any potential future share repurchases associated with the company’s current share repurchase authorization is not considered within guidance.

The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable
O+L+M sales change, Adjusted EBITDA as a percent of total revenue, Core Adjusted EBITDA as a percent of total revenue and adjusted diluted EPS to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. See Important Information Regarding Non-GAAP Financial Measures.

Conference Call and Webcasts
A webcast of Macy's, Inc.’s call with analysts and investors to report its third quarter of 2025 sales and earnings will be held today (December 3, 2025) at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call 1-877-407-0832. A replay of the conference call will be available on the company’s website or by calling 1-877-660-6853, using passcode 13756432, about two hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/newsroom.
Important Information Regarding Financial Measures
Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.

About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.
Forward-Looking Statements
All statements in this release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s, Inc. management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s, Inc.’s ability to successfully implement its Bold New Chapter strategy, including the ability to realize the anticipated benefits associated with the strategy, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, conditions to, or changes in the timing of proposed real estate and other transactions, declines in credit card revenues, possible systems failures and/or security breaches, Macy’s, Inc.’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, regional political and economic conditions, the effect of trade policies and tariffs, including changes thereto, the effect of weather, inflation, inventory shortage, and labor shortages, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies and achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended February 1, 2025. Macy’s, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended November 1, 2025			13 Weeks Ended November 2, 2024
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$4,713			$4,742
Other revenue (Note 2)	200	4.2%		161	3.4%
Total revenue	4,913			4,903
Cost of sales	(2,855)	(60.6%)		(2,864)	(60.4%)
Selling, general and administrative expenses	(2,024)		(41.2%)	(2,064)		(42.1%)
Gains on sale of real estate	12		0.2%	66		1.3%
Impairment, restructuring and other (costs) benefits	(4)		(0.1%)	23		0.5%
Operating income	42		0.9%	64		1.3%
Benefit plan income, net	4			4
Interest expense, net	(25)			(32)
Loss on extinguishment of debt	(16)			(1)
Income before income taxes	5			35
Federal, state and local income tax benefit (expense) (Note 3)	6			(7)
Net income	$11			$28
Basic earnings per share	$0.04			$0.10
Diluted earnings per share	$0.04			$0.10
Average common shares:
Basic	267.7			278.4
Diluted	274.6			281.5
End of period common shares outstanding	264.9			277.5
Supplemental Financial Measures:
Gross Margin (Notes 4)	$1,858	39.4%		$1,878	39.6%
Depreciation and amortization expense	$235			$228

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	39 Weeks Ended November 1, 2025			39 Weeks Ended November 2, 2024
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$14,125			$14,525
Other revenue (Note 2)	580	4.1%		474	3.3%
Total revenue	14,705			14,999
Cost of sales	(8,550)	(60.5%)		(8,749)	(60.2%)
Selling, general and administrative expenses	(5,881)		(40.0%)	(5,948)		(39.7%)
Gains on sale of real estate	44		0.3%	103		0.7%
Impairment, restructuring and other (costs) benefits	(33)		(0.2%)	5		—%
Operating income	285		1.9%	410		2.7%
Benefit plan income, net	12			12
Interest expense, net	(77)			(94)
Loss on extinguishment of debt	(33)			(1)
Income before income taxes	187			327
Federal, state and local income tax expense (Note 3)	(52)			(87)
Net income	$135			$240
Basic earnings per share	$0.50			$0.86
Diluted earnings per share	$0.48			$0.85
Average common shares:
Basic	272.4			277.4
Diluted	277.1			281.3
End of period common shares outstanding	264.9			277.5
Supplemental Financial Measures:
Gross Margin (Notes 4)	$5,575	39.5%		$5,776	39.8%
Depreciation and amortization expense	$672			$657

MACY’S, INC.
Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	November 1, 2025	February 1, 2025	November 2, 2024
ASSETS:
Current Assets:
Cash and cash equivalents	$447	$1,306	$315
Receivables	187	303	224
Merchandise inventories	6,298	4,468	6,257
Prepaid expenses and other current assets	433	385	416
Income taxes receivable	20	17	34
Total Current Assets	7,385	6,479	7,246
Property and Equipment – net	4,837	5,070	5,161
Right of Use Assets	2,216	2,243	2,322
Goodwill	828	828	828
Other Intangible Assets – net	421	425	426
Other Assets	1,377	1,357	1,310
Total Assets	$17,064	$16,402	$17,293
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$—	$6	$92
Merchandise accounts payable	3,436	1,893	3,344
Accounts payable and accrued liabilities	2,452	2,625	2,337
Total Current Liabilities	5,888	4,524	5,773
Long-Term Debt	2,432	2,773	2,773
Long-Term Lease Liabilities	2,811	2,927	2,961
Deferred Income Taxes	727	724	712
Other Liabilities	878	902	927
Shareholders' Equity	4,328	4,552	4,147
Total Liabilities and Shareholders’ Equity	$17,064	$16,402	$17,293

MACY’S, INC.
Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 5)
(millions)

	39 Weeks Ended November 1, 2025	39 Weeks Ended November 2, 2024
Cash flows from operating activities:
Net income	$135	$240
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs (benefits)	33	(5)
Depreciation and amortization	672	657
Stock-based compensation expense	43	42
Gains on sale of real estate	(44)	(103)
Benefit plans	2	1
Amortization of financing costs and premium on acquired debt	7	9
Deferred income taxes	3	(48)
Changes in assets and liabilities:
Decrease in receivables	116	68
Increase in merchandise inventories	(1,832)	(1,840)
Increase in prepaid expenses and other current assets	(59)	(19)
Increase in merchandise accounts payable	1,475	1,327
Decrease in accounts payable and accrued liabilities	(193)	(206)
Decrease in current income taxes	(4)	(71)
Change in other assets and liabilities	(107)	(82)
Net cash provided (used) by operating activities	247	(30)
Cash flows from investing activities:
Purchase of property and equipment	(272)	(399)
Capitalized software	(253)	(250)
Proceeds from disposition of assets, net	95	187
Other, net	5	7
Net cash used by investing activities	(425)	(455)
Cash flows from financing activities:
Debt issued	500	176
Debt issuance costs	(13)	(1)
Debt repaid	(846)	(313)
Debt repurchase premium and expenses	(27)	1
Dividends paid	(149)	(144)
Increase in outstanding checks	52	47
Acquisition of treasury stock	(200)	—
Net cash used by financing activities	(683)	(234)
Net decrease in cash, cash equivalents and restricted cash	(861)	(719)
Cash, cash equivalents and restricted cash beginning of period	1,310	1,037
Cash, cash equivalents and restricted cash end of period	$449	$318

MACY’S, INC.
Consolidated Financial Statements (Unaudited)
Notes:
(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 and 39 weeks ended November 1, 2025 and November 2, 2024 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.
(2)Other Revenue is inclusive of the following amounts. All amounts in millions except percentages.

	13 Weeks Ended November 1, 2025		13 Weeks Ended November 2, 2024
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$158	3.4%	$120	2.5%
Macy's Media Network revenue, net	42	0.9%	41	0.9%
Other Revenue	$200	4.2%	$161	3.4%

Net Sales	$4,713		$4,742

	39 Weeks Ended November 1, 2025		39 Weeks Ended November 2, 2024
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$464	3.3%	$362	2.5%
Macy's Media Network revenue, net	116	0.8%	112	0.8%
Other Revenue	$580	4.1%	$474	3.3%

Net Sales	$14,125		$14,525
(3)The income tax benefit of $6 million and expense of $52 million, or 120.0% and 27.8% of pretax income, for the 13 and 39 weeks ended November 1, 2025, respectively and income tax expense of $7 million and $87 million, or 20.0% and 26.6% of pretax income, for the 13 and 39 weeks ended November 2, 2024, respectively, reflect a different effective tax rate as compared to the Company’s federal income tax statutory rate of 21%. The income tax effective rates for the 13 and 39 weeks ended November 1, 2025 and November 2, 2024 were impacted primarily by the recognition of return-to-provision adjustments associated with the filings of the Company’s 2024 and 2023 U.S. Federal income tax returns during each respective period, as well as the effect of state and local taxes.
(4)Gross margin is defined as net sales less cost of sales.
(5)Restricted cash of $2 million and $3 million has been included with cash and cash equivalents as of November 1, 2025 and November 2, 2024, respectively.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an O+L+M basis, which includes adjusting for the impact of comparable sales of departments licensed to third parties and marketplace sales, assists in evaluating the company's ability to generate sales growth, whether through owned businesses, departments licensed to third parties or marketplace sales, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.
The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable O+L+M sales change, Adjusted EBITDA, Core Adjusted EBITDA and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.
Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties and marketplace sales are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)
Changes in Comparable Sales

	13 Weeks Ended November 1, 2025
	Macy's, Inc.	Macy's
Increase in comparable sales on an owned basis (Note 6)	2.5%	1.4%
Impact of departments licensed to third parties and marketplace sales (Note 7)	0.7%	0.6%
Increase in comparable sales on an owned-plus-licensed-plus-marketplace basis	3.2%	2.0%

	13 Weeks Ended November 1, 2025
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's	Bluemercury
Increase in comparable sales on an owned basis (Note 6)	2.7%	1.7%	8.8%	1.1%
Impact of departments licensed to third parties and marketplace sales (Note 7)	0.7%	0.6%	0.2%	—%
Increase in comparable sales on an owned-plus-licensed-plus-marketplace basis	3.4%	2.3%	9.0%	1.1%

13 Weeks Ended November 1, 2025
Macy's Reimagine 125 locations
Increase in comparable sales on an owned basis (Note 6)	2.3%
Impact of departments licensed to third parties (Note 7)	0.4%
Increase in comparable sales on an owned-plus-licensed basis	2.7%

	39 Weeks Ended November 1, 2025
	Macy's, Inc.	Macy's
Increase (decrease) in comparable sales on an owned basis (Note 6)	0.4%	(0.4%)
Impact of departments licensed to third parties and marketplace sales (Note 7)	0.9%	0.8%
Increase in comparable sales on an owned-plus-licensed-plus-marketplace basis	1.3%	0.4%

	39 Weeks Ended November 1, 2025
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's	Bluemercury
Increase (decrease) in comparable sales on an owned basis (Note 6)	0.7%	(0.1%)	5.1%	1.7%
Impact of departments licensed to third parties and marketplace sales (Note 7)	0.9%	0.7%	1.1%	—%
Increase in comparable sales on an owned-plus-licensed-plus-marketplace basis	1.6%	0.6%	6.2%	1.7%

39 Weeks Ended November 1, 2025
Macy's Reimagine 125 locations
Increase in comparable sales on an owned basis (Note 6)	0.7%
Impact of departments licensed to third parties (Note 7)	0.4%
Increase in comparable sales on an owned-plus-licensed basis	1.1%
Notes:
(6)Represents the period-to-period percentage change in net sales from stores in operation for one full fiscal year during the 13 and 39 weeks ended November 1, 2025 and November 2, 2024. Such calculation includes all digital sales and excludes commissions from departments licensed to third parties and marketplace. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.
(7)Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales, including marketplace sales, in the calculation of comparable sales. Macy’s and Bloomingdale’s license third parties to operate certain departments in its stores and online and receive commissions from these third parties based on a percentage of their net sales, while Bluemercury does not participate in licensed or Marketplace businesses. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties and Marketplace) in its net sales. The company does not, however, include any amounts in respect of licensed department or Marketplace sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties and from the digital Marketplace are not material to its net sales for the periods presented.

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•EBITDA, adjusted EBITDA and core adjusted EBITDA are reconciled to GAAP net income.
•Adjusted net income is reconciled to GAAP net income.
•Adjusted diluted earnings per share is reconciled to GAAP diluted earnings per share.
EBITDA, Adjusted EBITDA and Core Adjusted EBITDA

	13 Weeks Ended November 1, 2025	13 Weeks Ended November 2, 2024
Net income	$11	$28
Interest expense, net	25	32
Loss on extinguishment of debt	16	1
Federal, state and local income tax (benefit) expense	(6)	7
Depreciation and amortization	235	228
EBITDA	281	296
Impairment, restructuring and other costs (benefits)	4	(23)
Adjusted EBITDA	$285	$273
Gains on sale of real estate	(12)	(66)
Core Adjusted EBITDA	$273	$207

	39 Weeks Ended November 1, 2025	39 Weeks Ended November 2, 2024
Net income	$135	$240
Interest expense, net	77	94
Loss on extinguishment of debt	33	1
Federal, state and local income tax expense	52	87
Depreciation and amortization	672	657
EBITDA	969	1,079
Impairment, restructuring and other costs (benefits)	33	(5)
Adjusted EBITDA	$1,002	$1,074
Gains on sale of real estate	(44)	(103)
Core Adjusted EBITDA	$958	$971

Adjusted Net Income and Adjusted Diluted Earnings Per Share

	13 Weeks Ended November 1, 2025		13 Weeks Ended November 2, 2024
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$11	$0.04	$28	$0.10
Impairment, restructuring and other costs (benefits)	4	0.01	(23)	(0.08)
Loss on extinguishment of debt	16	0.06	1	—
Income tax impact of certain items identified above	(5)	(0.02)	5	0.02
As adjusted to exclude certain items above	$26	$0.09	$11	$0.04

	39 Weeks Ended November 1, 2025		39 Weeks Ended November 2, 2024
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$135	$0.48	$240	$0.85
Impairment, restructuring and other costs (benefits)	33	0.12	(5)	(0.01)
Loss on extinguishment of debt	33	0.12	1	—
Income tax impact of certain items identified above	(16)	(0.06)	1	—
As adjusted to exclude certain items above	$185	$0.66	$237	$0.84